Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOCUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 on Form S-1 to Registration Statement No. 333-141002 of Storm Cat Energy Corporation of our report dated March 15, 2007 appearing in the Annual Report on Form 10-K of Storm Cat Energy Corporation for the year ended December 31, 2006.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

HEIN & ASSOCIATES LLP

Denver, Colorado
March 15, 2007